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                                                            EXHIBIT NO. 99.1(c)
                             MFS INSTITUTIONAL TRUST


                       MFS INSTITUTIONAL CORE EQUITY FUND


         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated August 12, 2003, as amended, (the "Declaration"), of MFS Institutional Trust (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Institutional Core Equity Fund, a series of the Trust, has been terminated.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 7th day of June 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


                                      LAWRENCE T. PERERA
------------------------------        ------------------------------
Lawrence H. Cohn                      Lawrence T. Perera
45 Singletree Road                    18 Marlborough Street
Chestnut Hill MA  02467               Boston MA  02116


DAVID H. GUNNING                      WILLIAM J. POORVU
------------------------------        ------------------------------
David H. Gunning                      William J. Poorvu
2571 N. Park Blvd.                    975 Memorial Drive  Apt. 710
Cleveland Heights OH  44106           Cambridge MA  02138


WILLIAM R. GUTOW                      ROBERT C. POZEN
------------------------------        ------------------------------
William R. Gutow                      Robert C. Pozen
3 Rue Dulac                           9 Arlington Street
Dallas TX  75230                      Boston MA  02116


J. ATWOOD IVES                        J. DALE SHERRATT
------------------------------        ------------------------------
J. Atwood Ives                        J. Dale Sherratt
17 West Cedar Street                  86 Farm Road
Boston MA  02108                      Sherborn MA  01770


AMY B. LANE                           ELAINE R. SMITH
------------------------------        ------------------------------
Amy B. Lane                           Elaine R. Smith
9716 S.E. Sandpine Lane               75 Scotch Pine Road
Hobe Sound FL  33455                  Weston MA  02493


ROBERT J. MANNING                     WARD SMITH
------------------------------        ------------------------------
Robert J. Manning                     Ward Smith
13 Rockyledge Road                    36080 Shaker Blvd.
Swampscott MA  01907                  Hunting Valley OH  44022